Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Berkshire Bank 401(k) Plan
Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41766) of Berkshire Hills Bancorp, Inc. of our report dated June 25, 2026 relating to the 2025 financial statements and supplemental schedule of the Berkshire Bank 401(k) Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ PKF O’Connor Davies, LLP

Harrison, New York
June 25, 2026